Exhibit 10.41

FIRST PREFERRED SHIP MORTGAGE

This FIRST PREFERRED SHIP MORTGAGE is made effective as of the ____ day of October, 2020, by HAM & CHEESE EVENTS, LLC (d/b/a, SEAS THE DAY CHARTERS USVI and as MAGENS HIDEAWAY), a Texas limited liability company, whose mailing address is 6501 Red Hook Plaza, Suite 201-465, St. Thomas, U.S. Virgin Islands 00802 (the “Mortgagor”)to BANCO POPULAR DE PUERTO RICO, a commercial banking institution with a mailing address of P.O. Box 8580, St. Thomas, U.S. Virgin Islands 00801 (the “Mortgagee”).

WHEREAS:

1. The Mortgagor is the one hundred percent (100%) sole owner of the following vessel duly documented in the name of the Mortgagor under the laws of the United States of America (referred to herein as the “Vessel”):

Name: SY SIRENA (formerly Twilight Rodeo)

HULL # V0Y50019C000

Official Vessel Number: 1202230

2. This Mortgage secures the payment of an indebtedness in the original principal amount of TWO HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($225,000.00), lawful money of the United States, with interest to be paid thereon according to a certain SBA Note of even date herewith, as the same may be modified, amended, extended, replaced or substituted (collectively, the “Note”) from Mortgagor in favor of Mortgagee pursuant to a Loan Agreement dated July 31, 2020, as the same may be modified, amended, extended, replaced or substituted, by and between the Mortgagor, the Mortgagee and certain guarantors (the “Loan Agreement”), and secures the performance by Mortgagor of the Note, the Loan Agreement and the Security Instruments referenced therein, all executed by Mortgagor in favor of Mortgagee, and also secures any and all sums now or from time to time hereafter owing by the Mortgagor and for which the Mortgagor may be liable, solely or jointly, to the Mortgagee.

3. The Mortgagor, in order to secure the payment of the Note and the performance and compliance with the terms and conditions of the Note, the Loan Agreement, and this Mortgage, has authorized the execution and delivery of this Mortgage pursuant to Chapter 313, Subchapter 11, Title 46 United States Code§§ 31321 et seq., as amended.

NOW, THEREFORE, WITNESSETH:

That in consideration of the making of the loans evidenced by the Note and of other considerations, the receipt whereof is acknowledged, and in consideration of the release of certain collateral currently held by the Mortgagee, and in order to secure the payment of the Note according to their terms, and the payment of any other sums that may be secured by this Mortgage hereafter, and to secure the performance of and compliance with the terms and conditions of this Mortgage, the Note, and the Loan Agreement, the Mortgagor GRANTS, CONVEYS, MORTGAGES, PLEDGES, ASSIGNS and CONFIRMS a First Preferred Ship’s Mortgage over the whole of the Vessel (one hundred percent - l 00% of the Vessel) together with all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, dinghies, tenders, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, radar, sonar, navigational devices, and supplies, and all fishing and other appurtenances and accessories and additions, improvements and replacements whether on board or removed, all of which shall be included in the term “Vessel,” to the Mortgagee, its successors and assigns, together with all appurtenances, whether now owned or hereafter acquired, whether on board or not, and all changes hereafter made in or to the Vessel or any appurtenances thereof

TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns forever upon the terms set forth to enforce payment of the Note and compliance with the terms herein.

PROVIDED, ONLY, that upon satisfaction hereof; this Mortgage will be void.

IT IS HERE COVENANTED and AGREED that the Vessel and its appurtenances are held subject to the following:

1. The Mortgagor will pay the stated indebtedness and interest pursuant to the terms of the Note and will perform and comply with every one of the terms and conditions of this Mortgage, the Note, the Loan Agreement and any other security document executed by the patties with respect to the loans secured by this Mortgage.

2. The Mortgagor is and shall remain for so long as this Mortgage shall remain in effect, a citizen of the United States or otherwise qualifying as the owner of a documented vessel under 46 U.S.C. § 12102, and Mortgagor shall not for so long as this Mortgage shall remain in effect place the Vessel under the command of a person not a citizen of the United States.

3. The Mortgagor lawfully owns the Vessel, free from any security interest or encumbrance whatsoever, and the Mortgagor will warrant and defend the title and possession thereto for the benefit of the Mortgagee.

4. The Mortgagor will see that (a) the Vessel is not operated in any manner contrary to law, and (b) the Vessel does not carry any cargo that will expose the Vessel to penalty, forfeiture or capture.

5. The Mortgagor will pay all taxes, assessments and any other governmental charges imposed on the Vessel.

6. As of the date of this Mortgage, no obligation on the Vessel exists and no entity or person has any right or authority to create, place or impose any lien upon the Vessel. The Mortgagor will not allow or cause any entity or person to have any right or authority to create, place or impose any lien upon the Vessel during the pendency of this Mortgage.

7. The Mortgagor will place and retain a certified copy of this Mortgage on board the Vessel, and will exhibit the Mortgage to any person who might have cause to place a lien on the Vessel. There shall be displayed in the chart room and master’s cabin of the Vessel the following:

“NOTICE OF MORTGAGE”

“This vessel is covered by a first preferred mortgage to Banco Popular de Puerto Rico, under authority of Chapter 313, Subchapter II, Title 46 United States Code, §§ 31321 et seq., as amended. Under the terms of the mortgage, the Mortgagor shall not allow or cause any entity or person to have any right or authority to create, place or impose any lien upon the Vessel.”

8. If the Vessel is arrested, attached or detained by any proceeding of Government, the Mortgagor will promptly (within seventy-eight (78) hours), notify the Mortgagee, and within fifteen (15) days, will cause the Vessel to be released and will discharge all encumbrances other than this Mortgage.

9. The Mortgagor will, at Mortgagor’s own expense, maintain the Vessel in good running order and repair. The Vessel shall be kept in a condition that will entitle the Vessel to a classification and rating for vessels of the same age and type in the American Bureau of Shipping. At Mortgagee’s request, the Mortgagor shall furnish to the Mortgagee a then current certificate by such bureau that such classification is maintained. The Mortgagor will not make or permit to be made any substantial change in the Vessel, without the Mortgagee’s written permission.

10. The Mortgagor will afford the Mortgagee reasonable access to the Vessel to inspect the Vessel.

11. The Mortgagor will not change the port of documentation of the Vessel without the written consent of the Mortgagee.

12. The Mortgagor will not sell, mortgage, transfer, demise, charter or change the management of the Vessel without the written consent of the Mortgagee.

13. The Mortgagor shall maintain or cause to be maintained on the Vessel with a financially sound and reputable insurance company acceptable to the Mortgagee: (a) Hull and Cargo Insurance with extended coverage endorsements including marine and war risk perils on hull, cargo and machinery, in the broadest forms available and in such coverage amounts acceptable to the Mortgagee, but, in any event, not less than the full insurable value of the Vessel; and (b) comprehensive general liability insurance, including blanket liability, broad form property damage, and personal injury coverage satisfactory in form and substance to the Mortgagee. All of the foregoing policies of insurance shall provide for coverage in the waters of the United States including Puerto Rico and the U.S. Virgin Islands, the British Virgin Islands and other waters in which the Vessel shall be operated with the intention of returning to the waters of the United States and, with respect to the Hull Insurance, shall contain an endorsement, satisfactory in form and substance to the Mortgagee and its counsel, providing for payment to the Mortgagee as mortgagee loss payee, and such policies shall also provide that they may not be canceled, or the amount(s) of coverage provided reduced, for any reason until not less than:fifteen (15) days written notice shall have been given to the Mortgagee of the insurance company’s intention to cancel or reduce the amount(s) of coverage provided under such policies during which time the Mortgagor shall replace said policies with new, substitute or successor policies to comply with the requirements of this Section.

Should the Mortgagor fail to maintain said insurance, the Mortgagee may, at its option, provide such insurance at its expense, to be repaid by the Mortgagor, and such expense shall be secured by this Mortgage and the interest on such an expense shall be at the Default Rate as defined in the Loan Agreement until paid by the Mortgagor.

In the event of an actual or constructive loss to the Vessel, all insurance payments shall be paid to the Mortgagee. In the event of loss of the Vessel, the Mortgagee shall take as its own the insurance payments, received on account of such loss up to the full amount owed under this Mortgage and the Note, whether or not then due and payable, plus costs and any other charges. Payments for losses covered by this paragraph may be applied by the Mortgagee as it, in its reasonable discretion, sees fit.

14. The Mortgagor will not, without the prior written consent of the Mortgagee, operate the Vessel outside the geographical limits set forth in the insurance policies referred to in Section 13 hereinabove. Any written consent from the Mortgagee to do so will be subject to the Mortgagee receiving an endorsement to said insurance policies covering the areas in which the Vessel will be operated.

15. Should the Mortgagee in its sole discretion so choose, if there is an engine failure in the Vessel, the Mortgagee may expend funds to cover a portion or all of the engine replacement or repair in order to keep the Vessel working, and any such funds expended in that regard shall be secured by this Mortgage and shall accrue interest at a the Default Rate as defined in the Loan Agreement. The Mortgagee is, however, under absolutely no obligation to expend such sums on behalf of the Mortgagor.

16. The following constitutes an event of default:

(a) failure to pay any principal of, or interest or late charges on, the Note, or any other indebtedness secured by this Mortgage within ten (10) days of written notice that it is due; or

(b) failure to comply with or perform any provisions of this Mortgage, the Loan Agreement, or any other agreements and instruments referred to in the Loan Agreement, which failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Mortgagor; or

(c) the Mortgagor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Vessel, (ii) be unable, or admit its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors and the same shall not be discharged within one hundred eighty (180) days; or

(d) an order appointing a receiver of the Vessel is entered; or

(e) the Mortgagor removes or attempts to remove the Vessel beyond the limits of the United States of America and the British Virgin Islands, except for (i) a voyage or voyages with the intention of returning to the United States of America and (ii) with the prior written consent of Mortgagee; or

(f) the Vessel shall become a total or constructive loss; or

(g) failure to maintain with the United States Coast Guard in Falling Waters, West Virginia, or at such other office designated by the United States Coast Guard the required documentation on the Vessel as set forth in Title 46, United States Code; or

(h) any representation or warranty made by the Mortgagor to the Mortgagee herein, in the Loan Agreement or in connection with the transaction contemplated thereunder proves to have been incorrect in any material respect as of the date of this Mortgage or as of the date on which it is made, or any statement, certificate or data heretofore or hereafter furnished by the Mortgagor to the Mortgagee in connection with the Loan Agreement or this Mortgage proves to have been incorrect in any material respect as of the date when the facts therein set forth were stated or certified; or

(i) the occurrence of an Event of Default under the Loan Agreement beyond the expiration of any and all applicable cure periods.

Upon the occurrence of any one or more event of default and to the extent allowed under applicable law, the Mortgagee shall have a right to:

(1) declare the principal of and interest and late charges accrued on the Note to be due and payable immediately;

(2) exercise all the rights and remedies in foreclosure and otherwise given to Mortgagee by law;

(3) bring suit in whatever manner it may be advised;

(4) to the extent permitted by applicable law, take the Vessel without legal process and without being responsible for loss or damage, and do with the Vessel as the Mortgagee sees fit, with the Mortgagor assuming any and all costs; and

(5) to the extent permitted by applicable law, without being responsible for loss or damage, sell the Vessel without notice.

17. A sale of the Vessel pursuant to this Mortgage, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein. The Mortgagor, its successors and assigns, and all persons claiming by, through or under it, shall be bound thereafter.

18. The Mortgagee is appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser at a sale as aforesaid a good conveyance of the title to the Vessel so sold.

19. The Mortgagee is hereby appointed attorney-in-fact of the Mortgagor and upon default and the expiration of any and all applicable cure periods, the Mortgagee may demand, collect, receive, compromise and sue for all potential revenues, income and profits of the Vessel and all amounts due from any insurance thereon in the Mortgagor’s name.

20. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, Mortgagee may require the Mortgagor to deliver the Vessel or any one or more of them to Mortgagee at the Mortgagor’s own cost and expense.

21. The Mortgagor authorizes the Mortgagee to appear in the name of the Mortgagor, its successors and assigns, in any court where a suit is pending concerning the Vessel. Any expenses so incurred shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee and shall be secured by the lien of this Mortgage.

22. Upon the occurrence of any event of default and the expiration of any and all applicable cure periods, then, upon written demand of the Mortgagee, the Mortgagor shall pay to the Mortgagee the whole amount due and payable on the Note and under this Mortgage. Upon failure to pay, the Mortgagee shall be entitled to recover judgment for the whole amount together with reasonable costs and expenses of collection including all reasonable attorney’s fees.

23. If an event of default is promptly cured to the Mortgagee’s satisfaction, all rights and remedies remain in effect, without any waiver thereof Further, no failure to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

24. The proceeds of the sale of the Vessel and any other moneys received by the Mortgagee pursuant to the terms of this Mortgage, above costs, shall be applied as follows:

FIRST: To payment of all expenses and charges, including expenses of any sale and attorney’s fees, incurred by the Mortgagee in the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

SECOND: To the payment of the Note and all other sums secured hereby, whether due or not, together with interest thereon;

THIRD: To the payment of any surplus thereafter remaining to the Mortgagor or to whosoever may be entitled thereto.

25. All the agreements of the Mortgagor herein shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.

26. The Mortgagee may exercise any of the foregoing rights through an agent.

27. Any notice or other communication required herein sha11 be deemed to have been properly served three (3) days after the date on which it is sent by United States first class certified mail, postage prepaid, return receipt requested, or one (1) day after the date on which it is sent by a nationally recognized overnight courier, in either case addressed as set forth above in this Mortgage (or at such other address as such party shall have furnished to the other party in writing), provided, however, that a copy of all notices and other communications to the Mortgagee shall be sent to:

William S. McConnell, Esq.

Dudley Newman Feuerzeig LLP

Law House - 1000 Frederiksberg Gade

St. Thomas, U.S. Virgin Islands 00802

28. WAIVER OF RIGHT TO TRIAL BY JURY. THE MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT MORTGAGOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY RELATED DOCUMENT, AND/OR ANY AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE’S ACCEPTANCE OF THIS MORTGAGE. FURTHER, THE MORTGAGOR HEREBY CERTIFIES THAT NO REPRESENTATIVEOR AGENT OF THE MORTGAGEE OR THE MORTGAGEE’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE MORTGAGEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE MORTGAGEE OR THE MORTGAGEE’S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

29. The Mortgagor agrees to pay all reasonable expenses (including legal expenses and reasonable attorneys’ fees) payable in connection with the execution, delivery and filing with the United States Coast Guard National Documentation Center of this Mortgage, as well as all expenses (including legal expenses and reasonable attorneys’ fees) of every kind incidental to the collection or enforcement of this Mortgage, the Note and the Loan Agreement.

IN WITNESS WHEREOF, the Mortgagor has executed this First Preferred Ship Mortgage the day and year first written above.

Witnesses (2 required):	HAM & CHEESE EVENTS, LLC,
a Texas limited liability company, Borrower

[SEAL]

Hope Stawski	By:	/s/ Hope Stawski

Print Name:	Hope Stawski. Member

Scott Stawski	By:	/s/ Scott Stawski

Print Name:	Scott Stawski. Member

TERRITORY OF THE U.S. VIRGIN ISLANDS	)
)
SS: DISTRICT OF ST. THOMAS AND ST. JOHN	)

The foregoing instrument was acknowledged before me this 30 day of October, 2020, by Hope Stawski and Scott Stawski, Members of Ham & Cheese Events, LLC, a Texas limited liability company, on behalf of the company.

/s/
Notary Public

Notarized online using audio-video communication

U.S. Small Business Administration UNCONDITIONAL GUARANTEE

SBA Loan#	SBA Loan No. 84516582-10
SBA Loan Name	Ham & Cheese Events, LLC
Guarantor	Hope Stawski Scott Stawski
Borrower	Ham & Cheese Events, LLC
Lender	Banco Popular de Puerto Rico
Date	October 29, 2020
Note Amount	$ 225,000.00

1.	GUARANTEE:

Guarantor unconditionally guarantees payment to Lender of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under the Note when Lender makes written demand upon Guarantor. Lender is not required to seek payment from any other source before demanding payment from Guarantor.

2.	NOTE:

The “Note” is the promissory note dated October 29, 2020 in the principal amount of Two Hundred Twenty-Five Thousand and 00/l00 Dollars, from Borrower to Lender. Tt includes any assumption, renewal, substitution, or replacement of the Note, and multiple notes under a line of credit.

3.	DEF1NITIONS:

“Collateral” means any property taken as security for payment of the Note or any guarantee of the Note. “Loan” means the loan evidenced by the Note.

“Loan Documents” means the documents related to the Loan signed by Borrower, Guarantor or any other guarantor, or anyone who pledges Collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

4.	LENDER’S GENERAL POWERS:

Lender may take any of the following actions at any time, without notice, without Guarantor’s consent, and without making demand upon Guarantor:

A.	Modify the te1ms of the Note or any other Loan Document except to increase the amounts due under the Note;

B.	Refrain from taking any action on the Note, the Collateral, or any guarantee;

C.	Release any Borrower or any guarantor of the Note;

D.	Compromise or settle with the Borrower or any guarantor of the Note;

E.	Substitute or release any of the Collateral, whether or not Lender receives anything in return;

F.	Foreclose upon or otherwise obtain, and dispose of, any Collateral at public or private sale, with or without advertisement;

G.	Bid or buy at any sale of Collateral by Lender or any other lienholder, at any price Lender chooses; and

H.	Exercise any rights it has, including those in the Note and other Loan Documents.

These actions will not release or reduce the obligations of Guarantor or create any rights or claims against Lender.

5.	FEDERAL LAW:

When SBA is the holder, the Note and this Guarantee will be construed and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Guarantee, Guarantor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

6.	RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR WAIVES:

To the extent permitted by law,

A.	Guarantor waives all rights to:

1)	Require presentment, protest, or demand upon Borrower;

2)	Redeem any Collateral before or after Lender disposes of it;

3)	Have any disposition of Collateral advertised; and

4)	Require a valuation of Collateral before or after Lender disposes of it.

B.	Guarantor waives any notice of:

1)	Any default under the Note;

2)	Presentment, dishonor, protest, or demand;

3)	Execution of the Note;

4)	Any action or inaction on the Note or Collateral, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;

5)	Any change in the financial condition or business operations of Borrower or any guarantor;

6)	Any changes in the terms of the Note or other Loan Documents, except increases in the amounts due under the Note; and

7)	The time or place of any sale or other disposition of Collateral.

C.	Guarantor waives defenses based upon any claim that:

1)	Lender failed to obtain any guarantee;

2)	Lender failed to obtain, perfect, or maintain a security interest in any property offered or taken as Collateral;

3)	Lender or others improperly valued or inspected the Collateral;

4)	The Collateral changed in value, or was neglected, lost, destroyed. or underinsured;

5)	Lender impaired the Collateral;

6)	Lender did not dispose of any of the Collateral;

7)	Lender did not conduct a commercially reasonable sale;

8)	Lender did not obtain the fair market value of the Collateral;

9)	Lender did not make or perfect a claim upon the death or disability of Borrower or any guarantor of the Note;

10)	The financial condition of Borrower or any guarantor was overstated or has adversely changed;

11)	Lender made errors or omissions in Loan Documents or administration of the Loan;

12)	Lender did not seek payment from the Borrower, any other guarantors, or any Collateral before demanding payment from Guarantor:

13)	Lender impaired Guarantor’s suretyship rights;

14)	Lender modified the Note terms, other than to increase amounts due under the Note. rf Lender modifies the Note to increase the amounts due under the Note without Guarantor’s consent, Guarantor will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;

15)	Borrower has avoided liability on the Note; or

16)	Lender has taken an action allowed under the Note, this Guarantee, or other Loan Documents.

7.	DUTIES AS TO COLLATERAL:

Guarantor will preserve the Collateral pledged by Guarantor to secure this Guarantee. Lender has no duty to preserve or dispose of any Collateral.

8.	SUCCESSORS AND ASSIGNS:

Under this Guarantee, Guarantor includes heirs and successors, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	ENFORCEMENT EXPENSES. Guarantor promises to pay all expenses Lender incurs to enforce this Guarantee, including, but not limited to, attorney’s fees and costs.

B.	SBA NOT A CO-GUARANTOR. Guarantor’s liability will continue even if SBA pays Lender. SBA is not a co- guarantor with Guarantor. Guarantor has no right of contribution from SBA.

C.	SUBROGATION RIGHTS. Guarantor has no subrogation rights as to the Note or the Collateral until the Note is paid in full.

D.	JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor are jointly and severally liable.

E.	DOCUMENT SIGNING. Guarantor must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

F.	FINANCIAL STATEMENTS. Guarantor must give Lender financial statements as Lender requires.

G.	LENDER’S RIGHTS CUMULATIVE, NOT WAIVED. Lender may exercise any of its rights separately or together, as many times as it chooses. Lender may delay or forgo enforcing any of its rights without losing or impairing any of them.

H.	ORAL STATEMENTS NOT BINDING. Guarantor may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.

I.	SEVERABTLITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.

J.	CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by Lender as to the Loan.

10.	STATE-SPECIFIC PROVISIONS:

11.	GUARANTOR ACKNOWLEDGMENT OF TERMS.

Guarantor acknowledges that Guarantor has read and understands the significance of all terms of the Note and this Guarantee, including all waivers.

12.	GUARANTOR NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

Personal Guarantors:

/s/ Hope Stawski
Hope Stawski

/s/ Scott Stawski
Scott Stawski

U.S. Small Business Administration NOTE

SBA Loan#	7A Small Loan No. 84516582-10
SBA Loan Name	Ham & Cheese Events, LLC – Term Loan
Date	October 29, 2020
Loan Amount	$ 225,000.00
Interest Rate	Prime rate (as published in Wall Street Journal) plus 2.00%
Borrower	Ham & Cheese Events, LLC
Operating Company	Banco Popular de Puerto Rico
Lender	Banco Popular de Puerto Rico

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Two Hundred Twenty-Five Thousand and 00/100 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

INTEREST RATE:

The interest rate on this Note is Prime Rate plus Two Percent (2.00%). The term “Prime Rate “as used herein, means rate published by Wall Street Journal from time to time as being its current Prime Rate (which is NOT necessarily the lowest rate charged by the Bank).

DUE DATE - LATE CHARGE:

Whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day unless such next Business Day falls in the next calendar month in which event such due date shall be the next preceding Business Day. During any extension of the due date for repayment of any principal of the loan, interest shall be payable on such principal at the rate payable on such date. If any payment is not actually received by the Lender within Ten (10) days after its due date, then Borrowers shall immediately pay the Lender a late charge in the amount equal to five percent (5.00%) of the unpaid payment.

REPAYMENT TERMS:

This Note shall be repaid in eighty-four (84) consecutive monthly installments, commencing on December 1, 2020, and continuing on the first day of each month thereafter as follows: eighty-three (83) monthly fixed principal payments of Two Thousand Six Hundred Seventy-Eight and 57/ l 00 Dollars ($2,678.57), plus interest, and one final payment of all outstanding principal, accrued interest, charges and any related fees.

Interest accrued at the rate hereinabove specified shall be due and payable together with each monthly principal installment as set forth above; provided, however, that interest accrued from the date hereof to the date of the first principal installment shall be due and payable monthly commencing on the first day of the first full calendar month following the date hereof and continuing on the first day of each subsequent month. All payments shall be applied first to accrued interest, second to bring principal current, third to late charges, and finally to principal installments in the inverse order of their maturity.

MATURITY DATE:

This Note will mature in seven (7) years from the date of execution.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10.	STATE-SPECIFIC PROVISIONS:

11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

HAM & CHEESE EVENTS, LLC

/s/ Hope Stawski
by: Hope Stawski, Member

/s/ Scott Stawski
by: Scott Stawski, Member

TERRITORY OF THE U.S. VIRGIN ISLANDS	)
) SS:
DISTRICT OF ST. THOMAS AND ST. JOHN	)

The foregoing instrument was acknowledged before me this 30 day of October, 2020, by Hope Stawski and Scott Stawski, Members of Ham & Cheese Events, LLC, a Texas limited liability company, on behalf of the company.

/s/
Notary Public

Notarized online using audio-video communication.